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                        [WEISS, PECK & GREER LETTERHEAD]

                                                       ONE NEW YORK PLAZA
                                                       NEW YORK, NY 10004-1950
                                                       (212) 908-95OO

                                              November 18, 1996

Mr. Robert Malin
President
A.B. Watley, Inc.
33 West 17th Street
New York, NY  10011-5511

Dear Mr. Malin:

         You have requested that we serve as clearing broker with respect to transactions in securities and options introduced by you for your customers on the New York Stock Exchange, other principal securities and options exchanges and in the Over-the-Counter Market. You have requested that we maintain customer accounts introduced by you on a fully disclosed basis.

This Agreement will confirm our understanding as follows:

         1.       Introduced Customer Accounts

         You will introduce to us the executed securities business originating with your customers ("Introduced Customers") and we will cause such business to be cleared and carried on the terms and conditions hereinafter set forth.

         You will introduce your customers to us and we will carry their accounts on a fully disclosed basis. This shall include maintenance of the stock record, safeguarding of funds and securities, and subject to our receiving timely instructions from you, transfer of securities and accounts, payment of dividends and receipt and delivery of funds and securities in connection with exchange or tender offers, rights, warrants and redemptions. For purposes of the Securities and Exchange Commission's financial responsibility rules and SIPC, Introduced Customers will be considered customers of Weiss, Peck & Greer ("WPG") and not customers of your firm. Nothing herein shall cause such Introduced Customers to be construed or interpreted as customers of WPG for any other purpose, or to negate the intent of any other section of this Agreement, including, but not limited to the delineation of responsibilities as set forth elsewhere in this Agreement. All confirmations and records pertaining to the accounts of customers introduced by you shall indicate prominently thereon that their account was introduced by you.


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                  2. The Introduced Account

         (a) You are responsible for the supervision of all orders and accounts including learning the essential facts about each proposed Introduced Customer and you are solely responsible for determining the suitability of any transaction (whether for a discretionary or non-discretionary account). If you wish to open any Introduced Account you or your Designee will furnish us on forms which we shall specify (i) all financial and personal information about the proposed Introduced Customer which you have or which we may reasonably require, (ii) your written approval for the opening of the Introduced Account executed by an approved officer of your organization, (iii) an executed agreement with the Introduced Customer in form acceptable to us, (iv) with evidence of delivery to the Customer of any disclosure statements, prospectuses or other information and materials as may be required under applicable rules of regulatory authorities and (v) such other information and executed documents as we may reasonably require including any required consents in connection with accounts maintained for employees or officers of broker dealers or other financial institutions. In addition, you shall insure that any transactions involving restricted or control securities comply with all applicable laws and regulations and shall provide copies of all documents required in connection with our review or clearance of such transactions. You are responsible for maintaining timely records of all materials contemplated by this section for review by us or any regulatory authority and for providing copies of same upon request.

         (b) You are responsible for (i) determining the legal capacity of the Introduced Customer including, but not limited to, determining that the Introduced Customer is not a minor or a person prohibited from being an Introduced Customer by law, governmental regulation or rule of any securities exchange or self-regulatory body of which we are a member and of which we have notified you in writing, (ii) ownership of the Introduced Account by the Introduced Customer, (iii) proper authorization for the Introduced Account, (iv) the accuracy of all information supplied to us with respect to an Introduced Customer, and (v) keeping current all information previously supplied to us with respect to an Introduced Customer.

         Without limiting the foregoing, it is understood that you will maintain any Broker-Dealer, Investment Adviser, Agent or other securities registrations that may be required under federal, state or other law or regulation as well as any corporate registration or qualification that may be required by any jurisdiction in which you conduct business.

         You will conduct your business in compliance with the applicable federal securities laws, governmental regulations, and rules of federal regulatory agencies, securities exchanges and self-regulatory organizations, including, without limitation, in connection with any arrangement involving the payment of fees by a fiduciary or other party for brokerage and/or research services, under section 28(e) of the Securities Exchange Act of 1934.


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         (c) For cause we may deem proper, we may refuse to open any proposed
Introduced Account or terminate any Introduced Account. Agreement to open or continue an account shall not be unreasonably withheld.

         (d) Any transaction effected by you for an Introduced Customer will be considered a cash transaction until such time as you or your Designee have furnished us with an executed customer's margin agreement in a form acceptable to us.

                  3.       Transactions in Introduced Accounts

         (a) We will not exercise our function with respect to a transaction in an Introduced Account unless (i) the Introduced Customer has placed an order with you for the purchase or sale of a security and you have forwarded to us the details of the transactions, or (ii) the Introduced Customer has placed an order directly with us for the purchase or sales of a security, you have authorized us in writing to accept direct orders from that Introduced Customer, and we, in our reasonable discretion accept the direct order from that Introduced Customer.

         (b) You are responsible for (i) accuracy and due authorization by the Introduced Customer of all orders and instructions transmitted by you to us; and
(ii) assuring that the Introduced Customer and any order or instruction given by you to us complies with all applicable Federal, State and local laws and regulations and the constitution, rules, procedures and customs of the applicable market or securities exchanges, and its clearing house, if any. In any event of financial losses caused by your customer's errors or omission, the customer's account will be charged unless you instruct us to charge your account. However, it is further agreed that in the event of any losses resulting from your customer's error or omission, you shall indemnify us for any such loss where it reasonably appears to us that the customer will not meet its obligation voluntarily.

         (c) We will confirm, on your behalf, each transaction in an Introduced Account and forward monthly statements to the Introduced Customer. Each such confirmation or statement will be prepared on forms with indication that we are acting as your correspondent pursuant to the terms of this agreement. We will send a copy of such confirmation and statement to you.

         (d) You will cooperate with us to assure that any transaction for an Introduced Customer is cleared in a timely fashion. To that end, an Introduced Customer will forward his payment for securities purchased, or deliver securities sold, directly to us. On any settlements involving delivery against payment, we will forward in a timely fashion securities purchased by an Introduced Customer or payment for securities sold by such Introduced Customer. It is understood, however, that you are responsible for timely payment by the Introduced Customer of securities sold including the validity of all signature witnessed, certified or guaranteed in connection therewith. However, we agree to exercise due diligence and will take reasonable steps to assist you in clearing transactions for the Introduced Customer. It is further understood that we are


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responsible for timely payment to Introduced Customers for securities sold and good delivery to Introduced Customers of securities purchased, including the validity of all signatures witnessed, certified or guaranteed in connection therewith. You also are responsible for all deposits required by us in connection with any transaction or net position in a cash Introduced Account resulting from a contract for a "when issued" security.

                  4.       Margin Introduced Accounts

         At our discretion we shall maintain Margin Introduced Accounts subject to the provisions of this paragraph. The amount of any margin required for each transaction in, or for the maintenance of, any Margin Introduced Account shall be determined by us in our sole discretion. A statement of our current margin requirements is provided as an Exhibit in this Agreement. However, it is understood that these requirements may be revised from time to time in our sole discretion subject to (c) below.

         (a) You will be responsible for the collection from the Introduced Customer of the initial margin we may require to support each new securities transaction or commitment.

         (b) You will cooperate with us in obtaining from an Introduced Customer such additional margin as we in our sole discretion may require for the maintenance of a Margin Introduced Account.

         (c) In the event a Margin Introduced Account becomes deficient in margin and requests in writing that we withhold temporarily for a stipulated period of time any action we contemplate to "sell out" or "buy in" such account we shall decide, in our sole discretion, whether to comply with such request, provided nevertheless, (i) we will consider such request only when our house call is involved and not when any maintenance margin rules of any exchange or market or any applicable rules or law or regulation are involved and (ii) we reserve the right to take the contemplated action even after we have agreed to comply with your request if, in our sole judgment, changing conditions render such action necessary. However, we agree not to unreasonably refuse such requests. Should we comply in whole or in part with any such request you are responsible for any loss which we may incur by reason of such compliance.

         (d) The interest charge for all debit balances in Margin Introduced Accounts shall be 1% above the Brokers Call Rate.

         (e) As provided in the Customer's Margin Account Agreement required for all such accounts, we shall have the right to rehypothecate or lend customer's excess margin securities.


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                  5. Errors, Controversies and Indemnities

         (a) Errors with respect to an Introduced Account or controversies with an Introduced Customer which arise out of your acts or omissions without fault on our part are your responsibility. In the event that by reason of such error or controversy, we, in our sole discretion, deem it advisable to commence an action or proceeding, or such error or controversy shall result in the bringing of an action or proceeding against us, you will continue to be responsible therefore.

         (b) Errors with an Introduced Customer with respect to an Introduced Account or controversies which shall arise out or our acts or omissions without fault on your part are our responsibility. In the event that by reason of such error or controversy, you, in your sole discretion, deem it advisable to commence an action or proceeding, or such error or controversy shall result in the bringing of an action of proceedings against you, we will continue to be responsible therefore.

         (c) In the event either party to this agreement commences or becomes a party to an action or proceeding pursuant to section (a) or (b) of this paragraph, the other party shall have the right to participate, at his own expense, in such action or proceeding.

         (d) Each of us agrees to indemnify the other and hold it harmless from and against any loss, liability, damage or expense (including attorney's fees) incurred, sustained, arising out of, relating to, or connected with any act or omission by the indemnifying party or its officers, agents or employees, as to any matter or thing as to which the indemnifying party has the responsibility or obligation under this agreement.

         (e) Any interest costs which we incur due to your errors will be charged to your account.

                  6. Charges

         Our charges for our services rendered to you pursuant to this agreement shall be as described in Schedule A.

                  7.       Miscellaneous

         (a) This Agreement shall be binding upon and inure to the benefit of our respective successors and assigns. Neither this agreement nor the dealings between us pursuant hereto shall be deemed to create a partnership or joint venture between us.

         (b) This Agreement shall be governed by the laws of the State of New York.


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         (c) Any controversy or claim arising out of or relating to this
Agreement, or any transaction effected pursuant thereto, or any breach thereof, shall be settled by arbitration in accordance with the Constitution and Rules then obtaining of the New York Stock Exchange.

         (d) Any legal, regulatory, or customer inquiries or complaints received by you in connection with any account subject to this Agreement, or with respect to any aspect of the general securities business conducted by you shall be promptly transmitted to Weiss, Peck & Greer. You shall be responsible for providing complete and accurate information as may be required by us to prepare any responses to such inquiries.

         (e) Any legal, regulatory, or customer inquiries or complaints received by us in connection with any account subject to this Agreement, or with respect to any aspect of the general securities business conducted by you shall be promptly transmitted to you. We shall be responsible for providing complete and accurate information as may be required by you to prepare any responses to such inquiries.

         (f) This Agreement is subject to the prior approval of the New York Stock Exchange and will terminate upon the expiration of 90 days' notice by either party, without cause.

         If the foregoing correctly sets forth our understanding, please sign and return to us a copy of this letter.

                                                Very truly yours,

                                                WEISS, PECK & GREER, L.L.C.

                                                By: /s/ signature illegible
                                                    ------------------------
                                                    Title: Principle


AGREED BY:

/s/ Robert Malin
-----------------
Title: President